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ARTICLE X TO THE BYLAWS OF ROPAK CORPORATION

                                   ARTICLE X

                                Indemnification

         1.      (a)      To the extent permitted by the Delaware General
Corporation Law and by the corporation's certificate of incorporation, the corporation shall indemnify and hold harmless the directors and officers of this corporation (the "Indemnified Party") against any and all losses, claims, damages, judgments, liabilities or costs, including related attorneys' fees and other costs of investigation, preparation, defense and providing evidence, whether or not in connection with litigation in which the Indemnified Party is a party, as and when such losses, claims, damages, judgments, liabilities or costs are incurred, which are directly or indirectly caused by, relating to, based upon or arising out of any act or omission on the part of the Indemnified Party in his capacity as a director, agent or fiduciary of the corporation or in connection with any transactions undertaken as a result of such relationships, including without limitation any actions taken or decisions made as a director or as a member of any committee of the Board of Directors with respect thereto.

                 (b) Notwithstanding the foregoing, the obligation of the corporation to advance expenses pursuant hereto shall be subject to the condition that if, when and to the extent that a final judicial determination is made (as to which all rights of appeal therefrom have been exhausted or lapsed) to the effect that the Indemnified Party is not permitted to be so indemnified under applicable law, the corporation shall be entitled to be reimbursed by the Indemnified Party (who, with reference to Section 9(a) of Article Sixth of the Company's certificate of incorporation, shall agree to so reimburse the Company) for all amounts theretofore paid.

         2. The Indemnified Party shall promptly notify the corporation in writing of any action or proceeding (including any governmental investigation) brought or asserted against the Indemnified Party in respect of which indemnity is sought from the corporation hereunder, and (subject to clause (c) below) the corporation shall promptly assume the defense thereof with counsel of the corporation's choice reasonably acceptable to the Indemnified Party and the payment of all fees and expenses incurred in connection with the defense thereof. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof if: (a) the Indemnified Party shall pay the fees and expenses of such separate counsel, or
(b) the corporation shall have failed to assume the defense of such action within a reasonable time after notice from the Indemnified Party, or (c) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Party and the corporation and the Indemnified Party shall have been advised in writing by counsel that there may be one or more legal defenses available to the Indemnified Party which are different from or additional to those available to the corporation, in which case the Indemnified Party may elect in writing to employ separate counsel reasonably acceptable to the corporation at the expense of the corporation (after which the corporation shall not





                               EXHIBIT 10.62                             Page 1
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have the right to defense of such action or proceeding on behalf of such
Indemnified Party), it being understood, however, that the corporation shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time. The corporation shall not be liable for any settlement of any such action or proceeding effected without its written consent (which shall not be unreasonably withheld), but if any such action or proceeding is settled with its written consent, the corporation agrees to indemnify and hold harmless the Indemnified Party from and against any loss, claim, damage, or liability (to the extent stated above) by reason of such settlement or judgment.

         3. In order to provide for just and equitable contribution, if a claim for indemnification hereunder is found unenforceable in a final judgment by a court of competent jurisdiction (not subject to further appeal), even though the express provisions hereof provide for indemnification in such case, then the corporation shall contribute to the losses, claims, damages, judgments, liabilities or costs to which the Indemnified Parties may be subject in accordance with the relative benefits received by, and the relative fault of, the corporation in connection with the statements, acts or omissions which resulted in such losses, claims, damages, judgments, liabilities, or costs.

         4. In the event the Indemnified Party shall be required to give evidence by way of deposition or as a witness at trial, the corporation agrees to compensate the Indemnified Party at the per diem rate of $600 per day for each day or portion of a day devoted to attendance at depositions or as a witness at trial. The corporation shall have no obligation to compensate the Indemnified Party for time devoting to preparation as a witness.

         5. These indemnification provisions shall (i) remain operative and in full force and effect regardless of any termination of the relationship between the corporation and the Indemnified Party; (ii) inure to the benefit of any successors, assigns, heirs or personal representative of the Indemnified Party; and (iii) be in addition to any other rights that the Indemnified Party may have.


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